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                            Janet Loss, C.P.A., P.C.
                           Certified Public Accountant
                         1780 South Bellaire, Suite 500
                             Denver, Colorado 80222
                                 (303) 782-0878



UNITED  STATES  SECURITIES
 AND  EXCHANGE  COMMISSION
450  Fifth  Street,  N.W.
Washington,  DC  20549


June  11,  2003

Ladies  and  Gentlemen:


We were previously the principal accountants for Paragon Polaris Strategies.com Inc. (the "Company") and, under the date of March 28, 2003, we reported on the financial statements of the Company as of and for the years ended December 31, 2002 and 2001. We were dismissed as principal independent accountants of the Company effective June 10, 2003.

We have read the statements made by Paragon Polaris Strategies.com Inc. regarding our firm included under Item 4 of its Current Report on Form 8-K dated June 10, 2003 and we agree with such statements.

Very  truly  yours,

/s/  Janet  Loss

Janet  Loss,  C.P.A.,  P.C.